Exhibit 23.1

RELIABILITY INCORPORATED
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-26659 and 33-60696) pertaining to the Reliability Incorporated 1997 Stock Option Plan and the Reliability Incorporated Employee Stock Savings Plan and Trust, respectively, of our report dated March 7, 2012, with respect to the financial statements of Reliability Incorporated included in the Annual Report (Form 10-K) as of and for the years ended December 31, 2011 and 2010.

/s/ Ramirez Jimenez International CPA’s

Irvine, California
March 7, 2012